BENEFICIAL OWNER ELECTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed materials relating to the grant of non-transferable rights (the “Rights”) to purchase shares of common stock, no par value per share, of Western Capital Resources, Inc. (the “Company”).

This will instruct you whether to exercise Rights to purchase shares of common stock distributed with respect to the shares of capital stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related “Instructions as to Use of Western Capital Resources, Inc. Rights Certificates.”

I (we) hereby instruct you as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1.	☐	Please DO NOT EXERCISE RIGHTS for shares of common stock.
Box 2.	☐	Please EXERCISE RIGHTS for shares of common stock as set forth below:

	Number of Shares of Common Stock Subscribed For	Subscription Price		Payment
1. Basic Subscription Privilege		$[●]	=	$
2. Over-Subscription Privilege		$[●]	=	$
3. Total Payment Required				$
(sum of Lines 1 and 2)

Box 3.	☐	Payment in the following amount is enclosed: $.
Box 4.	☐	Please deduct payment of $____________ from the following account maintained by you as follows: Type of Account ____________________ Account No. ____________________.

IMPORTANT: The total of Box 3 and Box 4 must equal the total payment specified above.

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•	irrevocably elect to purchase the number of shares of common stock indicated above upon the terms and conditions specified in the prospectus; and
•	agree that if I (we) fail to pay for the shares of common stock I (we) have elected to purchase, you may exercise any remedies available to you under law.

Name of beneficial owner(s):

Signature of beneficial owner(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:

Capacity/Title:

Address (including Zip Code:

Telephone Number: